Exhibit 99.1

Pattern Energy Reports

Fourth Quarter and Full Year 2014 Financial Results

- Declares increased dividend of $0.342 per Class A common share for first quarter 2015 -

- Expands owned capacity to 1,636 MW and identified ROFO list to 977 MW -

SAN FRANCISCO, California, March 2, 2015 – Pattern Energy Group Inc. (the “Company” or “Pattern Energy”) (NASDAQ: PEGI) (TSX: PEG) today announced its financial results for the fourth quarter and full year of 2014.

Highlights

(Comparisons made between fiscal 2014 and fiscal 2013 results, unless otherwise noted)

•	Cash available for distribution (CAFD) of $62.1 million, up 46%

•	Adjusted EBITDA of $198.1 million, up 40%

•	Proportional GWh sold of 2,915 GWh, up 65%

•	Revenue of $265.5 million, up 32%

•	Declared a first quarter dividend of $0.342 per Class A common share or $1.368 on an annualized basis, subsequent to the end of the period, representing a 2% increase over the previous quarter’s dividend

•	Acquired Panhandle 2 and Logan’s Gap from Pattern Development, expanding its portfolio to 1,636 MW in owned capacity and 12 wind projects

•	Initiated commercial operations at two projects; Panhandle 2, with an owned capacity of 147 MW, and Grand Renewable, with an owned capacity of 67 MW

•	Added three new projects to the identified Right of First Offer (ROFO) list for a total of 977 MW owned capacity; Henvey Inlet and, subsequent to the end of the period, Amazon Web Services Wind Farm (Fowler Ridge) and Mont Sainte-Marguerite

•	Pattern Development acquired a majority stake in Tokyo-based Green Power Investment Corporation (GPI), subsequent to the end of the period, which has more than 1,000 MW in near and longer term wind and solar projects in development and Pattern Development’s interest in GPI’s projects is subject to Pattern Energy’s ROFO

•	Pattern Development signed a joint venture agreement with CEMEX Energia, a subsidiary of CEMX S.A.B. (NYSE: CX), subsequent to the end of the period, to develop renewable energy projects throughout Mexico and Pattern Development’s interest in the joint venture’s projects is subject to Pattern Energy’s ROFO

•	Completed a $351 million follow-on primary and secondary equity offering, subsequent to the end of the period

“The $62.1 million in cash available for distribution we reported for 2014 exceeds the target we outlined during the IPO. This positive momentum reflects the continuous growth we have demonstrated in our portfolio, which now stands at 1,636 MW in owned capacity – up 57% since the IPO – as well as in our identified ROFO list, which has grown by 781 MW in owned capacity – an increase of 105% since the IPO,” said Mike Garland, President and CEO of Pattern Energy. “At the same time, Pattern Development is also expanding our reach by entering new markets, like Japan and Mexico through its relationships with GPI and CEMEX, and contracting with new power buyers, like Walmart and Amazon. Our high-quality operating portfolio and the clear path for growth from our ROFO list underpin our stable and growing cash flow.”

Financial Results

Pattern Energy sold 888,577 MWh of electricity on a proportional basis in the fourth quarter of 2014 compared to 440,623 MWh sold in the same period in 2013. Pattern Energy sold 2,914,810 MWh of electricity on a proportional basis for the full year 2014 compared to 1,771,772 MWh sold in 2013. The increases were primarily attributable to the commencement of commercial operations at South Kent, El Arrayán, Panhandle 1 and Panhandle 2 at various times during the year and the twelve-month figure also reflects an increase in production from an additional 42 MW at Ocotillo for the full year of 2014.

Net loss was $16.0 million in the fourth quarter of 2014 compared to $19.4 million in the same period last year. Net loss was $40.0 million for the full year 2014 compared to net income of $10.1 million in 2013. The change in the full year results was due primarily to unrealized losses on interest rate and energy derivatives (including the Company’s proportion of the unrealized losses at its unconsolidated investments) which increased by $54.1 million for the year.

Adjusted EBITDA was $57.7 million for the fourth quarter of 2014 compared to $29.4 million in the same period last year. Adjusted EBITDA was $198.1 million for the full year 2014 compared to $141.8 million in 2013. A reconciliation of Adjusted EBITDA to net (loss) income determined in accordance with GAAP is shown below.

Cash available for distribution was $17.3 million in the fourth quarter of 2014 compared to $5.6 million in the same period last year. Cash available for distribution was $62.1 million for the full year 2014 compared to $42.6 million in 2013. The $11.7 million and $19.5 million increases, in the respective periods, were primarily the result of higher revenue primarily attributable to the commencement of commercial operations at both the El Arrayán and Panhandle 1 projects in June 2014 and a distribution from unconsolidated investments, as well as, increased production at Ocotillo which impacted the full year period. A reconciliation of cash available for distribution to net cash provided by operating activities determined in accordance with GAAP is shown below.

Quarterly Dividend

Pattern Energy declared an increased dividend for the first quarter 2015, payable on April 30, 2015, to holders of record on March 31, 2015, in the amount of $0.342 per Class A share, which represents $1.368 on an annualized basis. This is a 2% increase from the fourth quarter 2014 dividend of $0.335.

Construction Pipeline

Two projects completed construction and reached their commercial operation date on schedule during the fourth quarter of 2014. Pattern Energy acquired 147 MW of the 182 MW Panhandle 2 project at the time of commercial operation in November as agreed upon with Pattern Development. Pattern Energy also owns a 67 MW interest in the 149 MW Grand Renewable project which reached commercial operation in December.

Pattern Energy currently has one project in construction as detailed below.

Asset	Location	Owned MW	Commercial Operation
Logan’s Gap	Texas	164	Q4 2015

Acquisition Pipeline

Pattern Energy has the Right of First Offer (ROFO) on a pipeline of acquisition opportunities from Pattern Development. In addition, Pattern Energy may seek to acquire assets from third parties.

Since the beginning of the fourth quarter, Pattern Energy announced the addition of three new projects to its list of identified ROFO projects from Pattern Development, consisting of 150 MW of the 300 MW Henvey Inlet Wind project in November, 116 MW of the 150 MW Amazon Web Services Wind project (Fowler Ridge) in January and the 147 MW Mont Sainte Marguerite Wind project in February. With these new additions, the identified ROFO list now consists of nine projects with a rated capacity of 1,719 MW and a total owned capacity of 977 MW.

The Henvey Inlet Wind project, to be built in Parry Sound County, Ontario, is a 50/50 joint venture partnership between Pattern Development and Nigig Power Corporation, which is wholly owned by Henvey Inlet First Nation. The Project has a 20-year power purchase agreement (PPA) with the Independent Electricity System Operator (IESO), formerly known as Ontario Power Authority, for 100% of its expected production. Pattern Development expects to arrange both construction and long-term debt financing for Henvey Inlet in 2016. Upon completion, it will be the largest First Nation wind project in Ontario.

The Amazon Web Services Wind Farm (Fowler Ridge), which is located in Benton County, Indiana, has a 13-year PPA to supply Amazon Web Services, an Amazon.com company, with electricity. Pattern Development currently owns 100% of the 150 MW project and it is anticipated that Pattern Energy will acquire 116 MW of owned interest, with tax equity investors acquiring the balance. Pattern Development expects to begin construction of the Amazon Web Services Wind Farm (Fowler Ridge) project in April and anticipates reaching commercial operation in late 2015 or early 2016.

The Mont Sainte-Marguerite Wind project, which is located approximately 50 kilometers south of Québec City in the Chaudière-Appalaches region, has entered into a 25-year power PPA with Hydro-Québec. Pattern Development currently owns 100% of the 147 MW project and it is anticipated that Pattern Energy will acquire the full owned interest in the project. Pattern Development expects to begin construction of the project in the third quarter of 2016 and anticipates reaching commercial operation in December 2017.

The list of identified ROFO projects represents a portion of Pattern Development’s 4,500 MW pipeline of development projects, all of which are subject to Pattern Energy’s ROFO. The 4,500 MW include Pattern Development’s interests in both its recently acquired majority stake in Tokyo-based GPI and its recently announced joint venture with CEMEX Energia in Mexico. GPI has up to 1,000 MW of near and longer term wind and solar projects in development. The joint venture between Pattern Development and CEMEX Energia has a goal of developing 1,000 MW of wind and solar generation in Mexico over the next five years where recent reforms set a mandate of 35% of generation to come from clean resources by 2024.

The table below sets forth the current list of identified ROFO projects:

Asset	Location	Owned MW	Commercial Operations
Gulf Wind	Texas	76	Operational

K2	Ontario	90	2015 (In construction)

Armow	Ontario	90	2015 (In construction)

Meikle	British Columbia	185	2016 (Ready for financing)

Conejo Solar	Chile	73	2016 (Ready for financing)

Belle River	Ontario	50	2017 (Securing final permits)

Henvey Inlet	Ontario	150	2017 (Late-stage development)

Amazon (Fowler Ridge)	Indiana	116	2015 / 2016 (Ready for financing)

Mont Sainte-Marguerite	Québec	147	2017 / 2018 (Late-stage development)

Total		977

Adjusted EBITDA and Cash Available for Distribution Reconciliations

The following tables reconcile net (loss) income to Adjusted EBITDA and net cash provided by operating activities to cash available for distribution, respectively, for the periods presented (in thousands):

	Three Months Ended December 31,		For the Year Ended December 31,
	2014	2013	2014	2013
Net (loss) income	$(15,986)	$(19,376)	$(39,999)	$10,072
Plus:
Interest expense, net of interest income	19,044	15,186	66,729	61,118
Tax provision	4,641	11,347	3,136	4,546
Depreciation and accretion	31,941	21,422	104,417	83,180

EBITDA	$39,640	$28,579	$134,283	$158,916

Unrealized (gain) loss on energy derivative	(7,265)	6,050	3,878	11,272
Unrealized loss (gain) on derivatives	5,069	(4,692)	11,668	(15,601)
Interest rate derivative settlements	993	1,040	4,075	2,099
Net loss (gain) on transactions	626	1,205	(13,843)	(5,995)
Plus, proportionate share from equity accounted investments:
Interest expense, net of interest income	4,884	228	14,081	267
Tax (benefit) provision	—	(88)	102	(172)
Depreciation and accretion	4,697	6	13,720	20
Unrealized loss (gain) on interest rate and currency derivatives	9,080	(2,985)	30,126	(9,076)
Realized loss on interest rate and currency derivatives	—	74	22	39

Adjusted EBITDA	$57,724	$29,417	$198,112	$141,769

	Three Months Ended December 31,		For the Year Ended December 31,
	2014	2013	2014	2013
Net cash provided by operating activities	$26,548	$9,756	$110,448	$78,152
Changes in current operating assets and liabilities	(1,282)	5,233	(9,002)	8,237
Network upgrade reimbursement	—	618	2,472	1,854
Use of operating cash to fund maintenance and debt reserves	—	—	—	—
Release of restricted cash to fund general and administrative costs	13	318	223	318
Operations and maintenance capital expenditures	(133)	(388)	(267)	(819)
Transaction costs for acquisitions	602	—	1,730	—
Distributions from unconsolidated investment	3,187	—	7,891	—
Less:
Distributions to noncontrolling interests	(630)	(866)	(2,100)	(2,292)
Principal payments paid from operating cash flows	(11,001)	(9,041)	(49,246)	(42,829)

Cash available for distribution	$17,304	$5,630	$62,149	$42,621

Conference Call and Webcast

Pattern Energy will host a conference call and webcast to discuss these results at 10:30 a.m. Eastern Time on Monday, March 2, 2015. Mike Garland, President and CEO, and Mike Lyon, CFO, will co-chair the call. Participants should call (416) 260-0113 or (800) 524-8950 and ask an operator for the Pattern Energy earnings call. Please dial in 10 minutes prior to the call to secure a line. A replay will be available shortly after the call. To access the replay, please dial (647) 436-0148 or (888) 203-1112 and enter access code 7127191. The replay recording will be available until 11:59 p.m. Eastern Time, March 9, 2015.

A live webcast of the conference call will be also available on the events page in the investor section of Pattern’s website at www.patternenergy.com. An archived webcast will be available for one year.

About Pattern Energy

Pattern Energy Group Inc. is an independent power company listed on the NASDAQ (“PEGI”) and Toronto Stock Exchange (“PEG”). Pattern Energy has a portfolio of 12 wind power projects, with a total owned interest of 1,636 MW, in the United States, Canada and Chile that use proven, best-in-class technology. Pattern Energy’s wind power projects generate stable long-term cash flows in attractive markets and provide a solid foundation for the continued growth of the business.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, including statements regarding the ability of the operating portfolio to underpin stable growth, the ability of the ROFO list to provide a path to growth and grow cash flow, the anticipated dates to arrange construction and long term debt financing for Henvey Inlet, the anticipated construction start and commercial operations dates of the Amazon Wind Services Wind Farm and the Mont Sainte-Marguerite Wind Project, and the amount of MW the Pattern Development-CEMEX Energia joint venture can develop in the next five years. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the Company’s annual report on Form 10-K. The risk factors and other factors noted therein could cause actual events or the Company’s actual results to differ materially from those contained in any forward-looking statement.

# # #

Contacts:

Media Relations Matt Dallas 917-363-1333 matt.dallas@patternenergy.com	Investor Relations Sarah Webster 415-283-4076 sarah.webster@patternenergy.com

Pattern Energy Group Inc.

Consolidated Balance Sheets

(In thousands of U.S. dollars, except share data)

	December 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$101,656	$103,569
Restricted cash	7,945	—
Trade receivables	35,759	20,951
Related party receivable	671	167
Reimbursable interconnection costs	2,532	3,967
Derivative assets, current	18,506	13,937
Current deferred tax assets	318	573
Prepaid expenses and other current assets	27,954	11,415
Deferred financing costs, current, net of accumulated amortization of $22,749 and $16,225 as of December 31, 2014 and 2013, respectively	13,615	5,456

Total current assets	208,956	160,035
Restricted cash	39,745	32,636
Turbine advances	79,637	—
Construction in progress	26,195	—
Property, plant and equipment, net of accumulated depreciation of $278,291 and $179,778 as of December 31, 2014 and 2013, respectively	2,350,856	1,476,142
Unconsolidated investments	29,079	107,055
Derivative assets	49,369	82,167
Deferred financing costs	30,053	30,336
Net deferred tax assets	5,474	2,017
Other assets	12,678	13,243

Total assets	$2,832,042	$1,903,631

Liabilities and equity
Current liabilities:
Accounts payable and other accrued liabilities	$24,793	$15,550
Accrued construction costs	20,132	3,204
Related party payable	5,757	1,245
Accrued interest	3,634	495
Dividend payable	15,734	11,103
Derivative liabilities, current	16,307	16,171
Revolving credit facility	50,000	—
Current portion of long-term debt	121,561	48,851
Current net deferred tax liabilities	149	—
Current portion of contingent liabilities	4,000	—

Total current liabilities	262,067	96,619
Long-term debt	1,329,052	1,200,367
Derivative liabilities	17,467	7,439
Asset retirement obligations	29,272	20,834
Net deferred tax liabilities	20,418	9,930
Other long-term liabilities	9,032	438

Total liabilities	1,667,308	1,335,627

Equity:
Class A common stock, $0.01 par value per share: 500,000,000 shares authorized; 62,088,306 and 35,531,720 shares issued as of December 31, 2014 and 2013, respectively; 62,062,841 and 35,530,786 shares outstanding as of December 31, 2014 and 2013, respectively	621	355
Class B convertible common stock, $0.01 par value per share: 20,000,000 shares authorized; 0 and 15,555,000 shares issued as of December 31, 2014 and 2013, respectively; 0 and 15,555,000 outstanding as of December 31, 2014 and 2013, respectively	—	156
Additional paid-in capital	723,938	489,412
Accumulated loss	(44,626)	(13,336)
Accumulated other comprehensive loss	(45,068)	(8,353)

Treasury stock, at cost; 25,465 and 934 shares of Class A common stock as of December 31, 2014 and 2013, respectively	(717)	(24)

Total equity before noncontrolling interest	634,148	468,210
Noncontrolling interest	530,586	99,794

Total equity	1,164,734	568,004

Total liabilities and equity	$2,832,042	$1,903,631

Pattern Energy Group Inc.

Consolidated Statements of Operations

(In thousands of U.S. dollars, except per share data)

	Three months ended December 31,		Year ended December 31,
	2014	2013	2014	2013
Revenue:
Electricity sales	$60,847	$42,737	$245,022	$173,270
Energy derivative settlements	4,216	3,925	13,525	16,798
Unrealized gain (loss) on energy derivative	7,265	(6,050)	(3,878)	(11,272)
Related party revenue	987	446	3,317	911
Other revenue	6,103	709	7,507	21,866

Total revenue	79,418	41,767	265,493	201,573

Cost of revenue:
Project expense	21,166	15,616	77,775	57,677
Depreciation and accretion	31,941	21,422	104,417	83,180

Total cost of revenue	53,107	37,038	182,192	140,857

Gross profit	26,311	4,729	83,301	60,716

Operating expenses:
General and administrative	6,570	4,256	22,533	4,819
Related party general and administrative	1,632	(799)	5,787	8,169

Total operating expenses	8,202	3,457	28,320	12,988

Operating income	18,109	1,272	54,981	47,728

Other income (expense):
Interest expense	(19,267)	(15,445)	(67,694)	(63,614)
Interest rate derivative settlements	(993)	(1,040)	(4,075)	(2,099)
Unrealized (loss) gain on derivatives	(5,069)	4,692	(11,668)	15,601
Equity in (losses) earnings in unconsolidated investments	(4,057)	2,658	(25,295)	7,846
Related party income	876	665	2,612	665
Net (loss) gain on transactions	(626)	(1,205)	13,843	5,995
Other (expense) income, net	(318)	373	433	2,496

Total other expense	(29,454)	(9,302)	(91,844)	(33,110)

Net (loss) income before income tax	(11,345)	(8,030)	(36,863)	14,618
Tax provision	4,641	11,346	3,136	4,546

Net (loss) income	(15,986)	(19,376)	(39,999)	10,072
Net income (loss) attributable to noncontrolling interest	4,406	(6,197)	(8,709)	(6,887)

Net (loss) income attributable to controlling interest	$(20,392)	$(13,179)	$(31,290)	$16,959

Earnings per share information:
Less: Net income attributable to controlling interest prior to the IPO on October 2, 2013		(157)		(30,295)

Net loss attributable to controlling interest subsequent to the IPO		$(13,336)		$(13,336)

Cash dividends declared on Class A common shares	(15,581)	(11,103)	(56,976)	(11,103)
Deemed dividends on Class B common shares	(7,222)	—	(21,901)	—

Net loss attributable to common stockholders	$(43,195)	$(24,439)	$(110,167)	$(24,439)

Weighted average number of shares:
Class A common stock - Basic and diluted	46,335,288	35,448,056	42,361,959	35,448,056
Class B common stock - Basic and diluted	15,555,000	15,555,000	15,555,000	15,555,000
Earnings (loss) per share
Class A common stock:
Basic and diluted loss per share	$(0.36)	$(0.17)	$(0.56)	$(0.17)

Class B common stock:
Basic and diluted loss per share	$(0.23)	$(0.48)	$(0.49)	$(0.48)

Cash dividends declared per Class A common share	$0.34	$0.31	$1.30	$0.31

Deemed dividends per Class B common share	$0.46	$—	$1.41	$—

Pattern Energy Group Inc.

Consolidated Statements of Cash Flows

(In thousands of U.S. dollars)

	Three months ended December 31,		Year ended December 31,
	2014	2013	2014	2013
Operating activities
Net (loss) income	$(15,986)	$(19,376)	$(39,999)	$10,072
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and accretion	31,941	21,422	104,417	83,180
Amortization of financing costs	2,063	1,388	6,309	6,816
Unrealized (gain) loss on derivatives	(2,196)	1,358	15,546	(4,329)
Stock-based compensation	977	511	4,105	511
Net gain on transactions	—	1,205	(16,526)	(5,995)
Deferred taxes	4,453	11,347	2,948	4,546
Equity in losses (earnings) in unconsolidated investments	4,057	(2,658)	25,295	(7,846)
Changes in operating assets and liabilities:
Trade receivables	(3,000)	(786)	(8,255)	(8,721)
Reimbursable interconnection receivable	—	(11)	—	(11)
Prepaid expenses and other current assets	(351)	695	12,916	(2,698)
Other assets (non-current)	(146)	(208)	(649)	(566)
Accounts payable and other accrued liabilities	2,153	(1,826)	3,667	3,036
Related party receivable/payable	75	481	(942)	190
Accrued interest payable	2,294	(890)	1,377	(33)
Long-term liabilities	214	(2,896)	239	—

Net cash provided by operating activities	26,548	9,756	110,448	78,152

Investing activities
Receipt of ITC Cash Grant	—	—	—	173,446
Cash paid for acquisitions, net of cash acquired	(138,999)	(30,070)	(306,584)	(30,070)
Proceeds from sale of investments	—	—	—	14,254
Decrease in restricted cash	22,839	2,785	46,700	66,517
Increase in restricted cash	(30,384)	(2)	(40,790)	(80,569)
Capital expenditures	(100,891)	(2,552)	(119,506)	(123,517)
Deferred development costs	—	—	—	(528)
Distribution from unconsolidated investments	4,915	—	22,019	10,463
Contribution to unconsolidated investments	(331)	(941)	(2,651)	(9,678)
Reimbursable interconnection receivable	2,474	—	3,892	49,715
Other assets (non-current)	15,068	618	17,540	2,358

Net cash (used in) provided by investing activities	(225,309)	(30,162)	(379,380)	72,391

Pattern Energy Group Inc.

Consolidated Statements of Cash Flows

(In thousands of U.S. dollars)

	Three months ended December 31,		Year ended December 31,
	2014	2013	2014	2013
Financing activities
Proceeds from public offering, net of expenses	$(77)	$317,926	$286,757	$317,926
Proceeds from exercise of stock options	54	—	327	—
Repurchase of shares for employee tax withholding	(313)	(24)	(693)	(24)
Dividends paid	(15,240)	—	(52,344)	—
Payment for acquisition from Pattern Development	—	(49,430)	—	(49,430)
Capital distributions - Contribution Transactions	—	(232,640)	—	(232,640)
Capital contributions - Pattern Development	—	—	—	32,679
Capital contributions - noncontrolling interest	198,255	—	200,805	—
Capital distributions - Pattern Development	—	—	—	(98,886)
Capital distributions - noncontrolling interest	(630)	(866)	(2,100)	(2,292)
Decrease in restricted cash	6,119	6,035	19,627	122,689
Increase in restricted cash	(4,395)	(894)	(17,903)	(127,369)
Deposit for letters of credit	(3,422)	—	(3,422)	—
Payment for deferred financing costs	(11,253)	—	(11,856)	(294)
Payment for deferred equity issuance costs	(550)	—	(550)	—
Proceeds from revolving credit facility	50,000	—	50,000	56,000
Repayment of revolving credit facility	—	(56,000)	—	(56,000)
Repayment of short-term debt	(195,351)	—	(210,191)	—
Proceeds from short-term debt	58,691	—	59,778	—
Repayment of long-term debt	(11,001)	(9,041)	(49,246)	(50,324)
Proceeds from long-term debt	—	—	—	138,620
Repayment of construction and grant loans	—	—	—	(114,056)

Net cash provided by (used in) financing activities	70,887	(24,934)	268,989	(63,401)

Effect of exchange rate changes on cash and cash equivalents	(1,128)	(181)	(1,970)	(1,147)

Net change in cash and cash equivalents	(129,002)	(45,521)	(1,913)	85,995
Cash and cash equivalents at beginning of period	230,658	149,090	103,569	17,574

Cash and cash equivalents at end of period	$101,656	$103,569	$101,656	$103,569

Supplemental disclosure
Cash payments for income taxes	$131	$—	$131	$—
Cash payments for interest expenses, net of capitalized interest	14,012	11,386	53,776	53,295
Acquired capitalized assets for El Arrayán, Panhandle 1, Panhandle 2, and Logan’s Gap	338,622	—	1,013,365	—
Schedule of non-cash activities
Change in fair value of designated interest rate swaps	(10,604)	9,389	(22,847)	36,875
Amortization of deferred financing costs - included as construction in progress	343	—	343	175
Change in property, plant and equipment	(23,333)	(11,018)	(47,908)	(109,281)
Transfer of capitalized assets to South Kent joint venture	—	—	—	49,275
Non-cash distribution to Pattern Development	—	—	—	(5,748)
Assumption of contingent liability related to Contribution Transactions	—	(4,207)	—	(4,207)
Assumption of contingent liability upon acquisition of Logan’s Gap	(4,000)	—	(4,000)	—
Accrued IPO stock issuance costs	—	(884)	—	(884)
Non-cash deemed dividends on Class B convertible common stock	7,222	—	21,901	—